Exhibit (j)

Execution Copy

CUSTODIAN SERVICES AGREEMENT

THIS AGREEMENT is made as of October 5, 2012 by and among each Fund (as defined below) on behalf of each of its Portfolios (as defined below) and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

WHEREAS, the Custodian is a bank having at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities and other assets of investment companies; and

WHEREAS, each of the Funds on behalf of each of its Portfolios wishes to retain the Custodian to act as custodian of its portfolio securities and other assets, and the Custodian has indicated its willingness to so act;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement:

“Authorized Person” means any of the persons duly authorized by the applicable Fund Board of Trustees or Directors to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund or one or more of its Portfolios as set forth in a certificate (which shall also set forth any limitations on such Persons’ scope of authority), such certificate to be executed by the Secretary or Assistant Secretary of the applicable Fund, as the same may be revised from time to time.

“Board” means the Board of Trustees or Directors of the applicable Fund.

“CEA” means the Commodities Exchange Act, as amended, and “CFTC” means the Commodity Futures Trading Commission.

“Domestic Securities” means securities and other Financial Assets or instruments and other investments of a Portfolio to be held in places within the United States.

“Domestic Sub-Custodian” shall have the meaning set forth in Section 2.6(b).

“Federal Securities Laws” has the meaning set forth in Section (e)(1) of Rule 38a-1 promulgated under the 1940 Act.

“Financial Assets” has the meaning set forth in the Uniform Commercial Code. “FINRA” means the Financial Industry Regulatory Authority, Inc.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in Section (a)(3) of Rule 17f-5 promulgated under the 1940 Act.

“Foreign Securities” means securities and other Financial Assets of a Portfolio for which the primary market is outside the United States.

“Foreign Securities Depository” means a foreign securities clearing system qualifying as an Eligible Securities Depository (as defined in Section (b)(1) of Rule 17f-7 under the 1940 Act) that is listed on Schedule B annexed hereto, as amended from time to time pursuant to Section 4.5 hereof.

“Foreign Sub-Custodian” means a foreign banking institution qualifying as an Eligible Foreign Custodian (as defined in Section (a)(1) of Rule 17f-5 promulgated under the 1940 Act) that has been selected by the Custodian and is listed on Schedule A annexed hereto, as amended from time to time pursuant to Section 4.2 hereof.

“Funds” means the investment companies identified on Exhibit A annexed hereto, and such additional Funds made subject to this Agreement pursuant to Section 12(c) hereof.

“Governing Documents” means, with respect to each of the Portfolios, (i) the declaration of trust, charter or other constituting document of the Fund of which the Portfolio is a series or portfolio, (ii) the currently effective prospectus under the 1933 Act, (iii) the most recent statement of additional information, and (iv) a certified copy of the applicable Fund Board’s resolution approving the engagement of the Custodian to act as custodian of the securities and other assets of its Portfolio(s).

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended. “1940 Act” means the Investment Company Act of 1940, as amended.

“Portfolios” means the separate series or portfolios of the Funds, and, as applicable, the separate classes of each such Portfolio, identified on Exhibit A hereto, and such additional Portfolios made subject to this Agreement pursuant to Section 12(d) hereof, and, in the case of any closed-end investment company or other Fund for which no separate series or portfolio is so identified, the Fund itself.

“Proper Instructions” means written instructions given by an Authorized Person to the Custodian in such form and manner as the Custodian and the Funds shall agree upon from time to time, including communications effected directly between protected electromechanical or electronic devices, in each case in accordance with such testing and authentication procedures as may be agreed to from time to time by the Custodian and the Funds (“Written Instructions”) and, subject to any limitations in scope of authority, may be oral instructions (“Oral Instructions”) received by the Custodian in such manner and with such testing and authentication procedures as the Custodian and the Funds shall agree upon from time to time, from a person reasonably believed by the Custodian to be an Authorized Person. It is understood that the Funds must follow security procedures, including but not limited to, those selected by a Fund, as applicable, via the form of Funds Transfer Addendum to this Agreement. “Special Instructions” shall be Written Instructions accompanied by a copy of a resolution by the appropriate Board authorizing the action, or, if so approved by the Board, Written Instructions given by two Authorized Persons with authority to give such Special Instructions.

“Repo Custodian” means a custodian appointed by a Fund for the purpose of engaging in tri-party repurchase agreement transactions.

“Rule 17f-5” means Rule 17f-5 under the 1940 Act. “Rule 17f-7” means Rule 17f-7 under the 1940 Act. “SEC” means the Securities and Exchange Commission. “Shares” mean the shares of beneficial interest of any Portfolio.

“Transfer Agent” means, with respect to each Fund, any transfer agent appointed by its Board.

“Underlying Fund Shares” means uncertificated shares of registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act) the ownership of which is evidenced through entries in the books and records of the transfer agent of the applicable registered “investment company.”

“Underlying Transfer Agent” means the transfer agent with respect to Underlying Fund Shares.

“U.S. Clearing System” means a clearing agency located in the United States which is registered with the SEC as a clearing agency under Section 17A of the 1934 Act or a book-entry system authorized by the U.S. Department of the Treasury.

2. APPOINTMENT OF CUSTODIAN; GENERAL DUTIES.

2.1 Appointment.

(a) Each of the Funds hereby appoints the Custodian as the custodian of the cash, securities and other assets of each of its Portfolios, including Domestic Securities and Foreign Securities.

(b) Upon becoming a party to this Agreement, each of the Funds shall provide the Custodian with a copy of its Governing Documents (unless the same has previously been provided to the Custodian), and will provide the Custodian with a copy of amendments, supplements and modifications thereof from time to time.

(c) The Custodian hereby accepts appointment as custodian of the securities and assets of the Portfolios of the Funds, agrees to keep safely all cash, securities and other assets of each Portfolio delivered to the Custodian, and agrees to perform the duties of such custodian in accordance with the provisions of this Agreement and all laws and regulations applicable to the Custodian in its performance of the services hereunder.

2.2 Delivery of Portfolio Assets.

(a) Each Fund, on behalf of its Portfolio(s), shall deliver, or cause to be delivered, to the Custodian all securities and cash of such Portfolio(s), and from time to time all payments of income, payments of principal or capital distributions received by it with respect to Portfolio securities, and the cash consideration received by it for such new or treasury Shares representing interests in its Portfolio(s) as may be issued or sold from time to time.

(b) Except as otherwise provided in this Agreement, the Custodian shall not be responsible for any property of a Portfolio which is not received by the Custodian or which is delivered out in accordance with Proper Instructions, including without limitation Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio, (ii) held by a sub-custodian authorized pursuant to Section 2.6(b) hereof, (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s), or (iv) delivered or otherwise removed from the custody of the Custodian in advance of payment therefor pursuant to Section 2.5(vii) hereof. With respect to Underlying Fund Shares, the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

2.3 Reliance on Instructions and Authority.

(a) Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Secretary or Assistant Secretary, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all Authorized Persons, (ii) the names, titles and signatures of those Authorized Persons, if any, who are authorized to give Special Instructions, and (iii) a copy of resolutions of the Boards of the applicable Funds effecting the authorizations referred to in the preceding clauses (i) and (ii). Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

(b) The Custodian will be protected in acting upon any Proper or Special Instructions which are transmitted with testing or authentication pursuant to terms and conditions agreed to by the Custodian and the Fund from time to time, provided that such instructions comply with the other provisions of this Agreement. The Funds shall promptly confirm any Oral Instructions with Written Instructions, provided that failure of such confirming Written Instructions to be received by the Custodian shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions, and provided further that if Written Instructions confirming Oral Instructions are inconsistent with such Oral Instructions, any actions of the Custodian prior to receipt of such Written Instructions shall not be invalidated and the only obligation of the Custodian in connection therewith shall be to promptly notify the Fund of such inconsistency.

(c) The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (i) of the authority of any person to act in accordance with such resolution or (ii) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or with sub-custodians appointed pursuant to Sections 2.6(b) or (c) hereof. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity. The Custodian shall take reasonable steps to ensure that, to the extent reasonably possible, such funds are covered by federal deposit insurance.

2.5 Payment of Fund Moneys. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

(i) Upon the purchase of Domestic Securities for the account of the Portfolio but only (A) against the delivery of such securities or evidence of title thereto to the Custodian or its agent appointed pursuant to Section 2.6(a) hereof registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 3.3 hereof or in proper form for transfer; (B) in the case of a purchase effected through a U.S. Clearing System, in accordance with the conditions set forth in Section 3.5 hereof; (C) in the case of a purchase of Underlying Fund Shares, in accordance with the conditions set forth in Section 3.7 hereof; (D) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) where the counterparty is the Custodian, against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (E) for transfer to a time deposit account of the Fund in any bank; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein.

(ii) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 3.2(viii) hereof;

(iii) For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

(iv) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(v) For the payment of any dividends on Shares declared pursuant to the Fund’s Governing Documents;

(vi) For payment of the amount of dividends received in respect of securities sold short;

(vii) Upon the purchase of domestic investments that cannot, in accordance with domestic market practice, be delivered versus payment for such security, including without limitation repurchase agreement transactions involving delivery of Portfolio monies to a Repo Custodian, in advance of delivery of the purchased securities, in accordance with Written Instructions, which (except in the case of a repurchase agreement transaction) have been signed by two Authorized Persons, that set forth (A) that such payment is to be made as a “free delivery,” (B) the amount of such payment and (C) the person(s) to whom such payment is to be made;

(viii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of such Portfolio;

(ix) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a futures commission merchant registered under the CEA, relating to compliance with the rules of the CFTC and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of such Portfolio; and

(x) For any other purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio setting forth (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

2.6 Appointment of Agents and Sub-Custodians.

(a) Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian (as such term is defined in Rule 17f-4 under the 1940 Act), as its agent, as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. (The Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.6 or any other provision of this Agreement.)

(b) Domestic Sub-Custodians. Upon receipt of Proper Instructions, which shall include appropriate certification as to authorization by the Board on behalf of the applicable

Portfolio(s), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States that qualify to serve as custodians for registered management companies under the 1940 Act (“Domestic Sub-Custodians”), including without limitation any Repo Custodian or other sub-custodian appointed by a Fund for special purposes, provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian; provided further, however, that the Custodian shall be liable to the Fund, in accordance with Section 8 hereof, for the Custodian’s own actions in transmitting any instructions received by it from the Fund and for the Custodian’s own actions in connection with the delivery of any securities, cash or other assets held by it to any sub-custodian. In addition, if, at any time, a Portfolio suffers or incurs any loss, damage, cost, expense, liability or claim as a result of any action or omission on the part of any such sub-custodian, then, to the extent that the Custodian has a claim in connection therewith against such sub-custodian, the Custodian shall use commercially reasonable efforts to pursue such claim on behalf of the applicable Portfolio and shall promptly remit to the account of such Portfolio the amount of any recovery by the Custodian in connection therewith. Notwithstanding the immediately foregoing sentence, at a Fund’s election, the applicable Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against any such sub-custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

(c) Foreign Sub-Custodians. The Custodian may employ as sub-custodian for each Fund’s Foreign Securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Section 4 hereof.

2.7 Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

(i) Surrender securities in temporary form for securities in definitive form;

(ii) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

(iii) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by Proper Instructions.

2.8 Records and Reports.

(a) The Custodian shall, with respect to each Portfolio, create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder.

(b) All such records shall be the property of the applicable Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees, agents or independent auditors of such Fund and employees and agents of the SEC.

(c) The Custodian shall promptly provide or otherwise make available to the Funds on a daily or less frequent basis, such notifications, reports, statements, summaries, schedule, balances and trial balances, rollforwards, reconciliations and other information as may be mutually acceptable to the Funds and the Custodian, which may be included on a schedule to this Agreement.

2.9 Accountants; Compliance Matters.

(a) The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to the Custodian’s activities hereunder and/or in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-CSR, Form N-SAR or other reports to the SEC and with respect to any other requirements thereof.

(b) The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably request, with reports by independent public accountants and other third parties on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Clearing System or a Foreign Securities Depository, relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state. The Custodian shall reasonably promptly (but, in no event, in not greater than sixty (60) days) notify each Fund of each determination of a significant deficiency, material weakness or inadequacy in the internal accounting controls of the Custodian.

(c) The Custodian further agrees to provide such information and assistance from time to time as may be reasonably requested by any of the Funds in connection with the Custodian’s compliance procedures as applicable to the Funds and/or in connection with the Funds’ periodic compliance audits of the Custodian. Without limiting the preceding sentence, the Custodian agrees to provide: (i) in connection with the Funds’ compliance programs pursuant to Rule 38a-1 promulgated under the 1940 Act, such periodic reports, documentation and certifications as any Fund or its compliance officers may reasonably request, and reasonably prompt notification of any Material Compliance Matter (as such term is defined in Rule 38a-1 under the 1940 Act) that comes to the attention of the Custodian; (ii) sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 applicable to services for the Funds; and (iii) a copy of each SSAE 16 Type 2 audit report (or any comparable successor report thereto) prepared in accordance with all applicable industry standards by an independent third party with respect to services hereunder.

2.10 Advances by the Custodian.

(a) The Custodian may, in its sole discretion, advance funds on behalf of any of the Portfolios to make any payment permitted by this Agreement upon receipt of Proper Instructions from the applicable Fund required by this Agreement for such payments on behalf of the Portfolio.

(b) Upon mutual agreement between a Fund, on behalf of each applicable Portfolio, and the Custodian, the Custodian shall, upon receipt of Proper Instructions from the Fund on behalf of the Portfolio make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received and/or wire transfers initiated in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

(c) Should a payment or payments pursuant to Section 2.10(a) or (b) above, with advanced funds, result in an overdraft (due to insufficiencies of the Portfolio’s account with the Custodian, or for any other reason), any such overdraft or related indebtedness shall be deemed for purposes of this Agreement a loan made by the Custodian to the Fund for the account of the Portfolio payable on demand. Such overdraft shall bear interest at the current rate charged by the Custodian for such loans unless the Fund on behalf of the Portfolio shall provide the Custodian with compensating balances. Each of the Funds agrees that the Custodian shall have a continuing lien and security interest to the extent of any overdraft or indebtedness in and to any property at any time held by the Custodian for the benefit of the applicable Portfolio or in which the applicable Portfolio has an interest and which is then in the Custodian’s possession or control (or in the possession or control of any third party acting on the Custodian’s behalf). Each of the Funds authorizes the Custodian, in the Custodian’s sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the applicable Portfolio on the Custodian’s books. In addition, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s Financial Assets and other assets to the extent necessary to obtain reimbursement; provided, however, the Custodian shall have provided the Fund three (3) days’ notice with respect thereto.

2.11 Disruption of Services; Contingency Facilities. In order to minimize the disruption of the services to be provided under this Agreement or any exhibit, schedule or annex hereto, the Custodian shall implement and maintain directly or through third parties contingency facilities and procedures reasonably designed to provide for periodic back-up of the computer files and data with respect to the Portfolios and emergency use of electronic data processing equipment to provide services under this Agreement or any exhibit, schedule or annex hereto. The Custodian shall, upon reasonable request, discuss with senior management of the Funds such disaster recovery plan and shall, upon reasonable request, provide a high-level presentation summarizing such plan. In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control, the Custodian shall, at no additional expense to the Funds, take reasonable steps to minimize service interruptions.

3. CUSTODY WITH RESPECT TO DOMESTIC SECURITIES

3.1 Holding Domestic Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all Domestic Securities owned by such Portfolio other than (i) securities which are maintained pursuant to Section 3.5 in a U.S. Clearing System and (ii) Underlying Fund Shares owned by each Fund which are maintained pursuant to Section 3.7 hereof in an account with the Underlying Transfer Agent.

3.2 Delivery of Securities. The Custodian shall release and deliver Domestic Securities owned by a Portfolio held by the Custodian, in a U.S. Clearing System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

(ii) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

(iii) In the case of a sale effected through a U.S. Clearing System, in accordance with the provisions of Section 3.5 hereof;

(iv) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

(v) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(vi) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

(vii) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

(viii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(ix) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(x) For delivery in connection with any loans of securities made by the Portfolio under a securities lending agreement (A) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian, in its capacity as custodian hereunder, will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (B) to the lending agent, or the lending agent’s custodian, in accordance with Written Instructions (which may or may not provide for the receipt by the Custodian of collateral therefor);

(xi) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio, but only against receipt of amounts borrowed;

(xii) For delivery in accordance with the provisions of any agreement among the Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of such Portfolio;

(xiii) For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant registered under the CEA, relating to compliance with the rules of the CFTC and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of such Portfolio;

(xiv) Upon the sale or other delivery of such investments (including, without limitation, to one or more sub-custodians authorized pursuant to Section 2.6(b)), as set forth in Written Instructions, provided that such Written Instructions shall set forth (x) the securities of the Portfolio to be delivered and (y) the person(s) to whom delivery of such securities shall be made;

(xv) Upon receipt of instructions from the Fund’s Transfer Agent for delivery to such Transfer Agent or to the holders of Shares in connection with distributions or redemptions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to a Portfolio, in satisfaction of requests by holders of Shares for repurchase or redemption;

(xvi) In the case of a sale processed through the Underlying Transfer Agent for Underlying Fund Shares, in accordance with Section 3.7 hereof; and

(xvii) For any other purpose, but only upon receipt of Special Instructions from the Fund on behalf of the applicable Portfolio specifying (A) the securities of the Portfolio to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

3.3 Registration of Securities. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. Domestic Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with affiliated registered management investment companies, or in the name or nominee name of any agent or any sub-custodian appointed pursuant to Section 2.6. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

3.4 Collection of Income. Except with respect to Portfolio property released and delivered pursuant to Section 3.2(xiv) or purchased pursuant to Section 2.5(vii), and subject to the last sentence of Section 3.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered Domestic Securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer Domestic Securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account maintained hereunder. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 3.2 (x) shall be the responsibility of the applicable Fund. The Custodian, in its capacity as custodian hereunder, will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled. The Custodian shall as soon as reasonably practicable notify the Fund in such manner as the Fund and the Custodian may agree in writing if any amount payable to the Fund or other asset of the Fund is not received by the Custodian when due.

3.5 Deposit of Fund Assets in U.S. Clearing Systems. The Custodian may deposit and/or maintain securities or other Financial Assets owned by a Portfolio in a U.S. Clearing System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

3.6 Segregated Account. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, which may be continuing instructions, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 3.5 hereof, (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the CEA), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose in accordance with Proper Instructions.

3.7 Deposit of Fund Assets with the Underlying Transfer Agent. Underlying Fund Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent, provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio. The records of the Custodian with respect to Underlying Fund Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Fund Shares belonging to each Portfolio.

3.8 Ownership Certificates for Tax Purposes. The Custodian shall execute as soon as reasonably practicable, and shall require any Domestic Sub-Custodian to execute as soon as reasonably practicable, ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to Domestic Securities of each Portfolio held by it and in connection with transfers of securities.

3.9 Voting Domestic Shares. The Custodian shall, with respect to the Domestic Securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

3.10 Communications Relating to Portfolio Securities.

(a) The Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information and notices received by the Custodian from issuers with regard to the securities being held for the Portfolio and/or any corporate action by such issuer affecting such securities (including without limitation stock splits, stock dividends, reorganizations, pendency of calls and maturities of Domestic Securities and expirations of rights in connection therewith, notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio).

(b) With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action, which deadline shall in no event be longer than three (3) business days prior to the date on which the Custodian is to take such action. If the Fund provides the Custodian with such notification after such deadline, the Custodian shall use commercially reasonable efforts to take such action. The Custodian shall inform the Fund or its appointed investment adviser a reasonable time in advance, to the extent possible, of pertinent deadlines in each case.

4. CUSTODY WITH RESPECT TO FOREIGN SECURITIES

4.1 Foreign Custody Manager.

(a) Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5 under the 1940 Act, the responsibilities set forth in Sections 4.1 through 4.4 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

(b) The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the consent of the Foreign Custody Manager, which consent will not be unreasonably withheld. Schedule A further lists the Foreign Sub-Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios.

(c) Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall, to the extent any particular Fund has or will have Foreign Assets, be deemed to be a Proper Instruction to open an account or to place or maintain Foreign Assets in each country listed on Schedule A in which the Custodian has previously placed or currently maintains such Fund’s Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Foreign Sub-Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country and shall use commercially reasonable efforts to effect the closing of such account.

(d) The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon at least 60 days (or such longer period which the parties may agree) prior written notice to the Fund.

4.2 Foreign Sub-Custodians.

(a) Subject to the provisions of this Section 4, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of a Foreign Sub-Custodian in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Foreign Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1) under the 1940 Act.

(b) The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Foreign Sub-Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) In each case in which the Foreign Custody Manager maintains Foreign Assets with a Foreign Sub-Custodian, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Foreign Sub-Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Foreign Sub-Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with any Foreign Sub-Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 4.3 hereunder.

(d) For purposes of this Section 4, the applicable Board shall be deemed to have considered and determined, or in the event such Board shall have delegated to the applicable Adviser such duty in accordance with Rule 17f-5, such Adviser shall be deemed to have considered and determined, to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country listed on Schedule A (for which the Custodian is serving as Foreign Custody Manager of the Portfolios). For these purposes, “Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Foreign Securities Depositories operating in that country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; provided, however, that “Country Risk” shall not include the custody or settlement practices and procedures of an Eligible Fund Custodian selected by the Foreign Custody Manager that are not substantially consistent with prevailing practices in the country in which the Foreign Assets are held or to be held by such Eligible Fund Custodian.

(e) Upon reasonable request of a Fund, and subject to restrictions under applicable law, the Custodian will use reasonable efforts to arrange for the independent accountants of the Fund to be afforded reasonable access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian as may be required in connection with the examination of the Fund’s books and records.

4.3 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from any Foreign Sub-Custodian and the placement of such Foreign Assets with another Foreign Sub-Custodian by providing the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such schedule has occurred. The Foreign Custody Manager shall make reasonably prompt written reports to the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 4 after the occurrence of the material change.

4.4 Representations with respect to Rule 17f-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5, Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

4.5 Foreign Securities Depositories. The Custodian shall provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Securities Depositories set forth on Schedule B hereto, in accordance with Section (a)(1)(i)(A) of Rule 17f-7. The Custodian shall monitor such risks on a continuing basis, shall promptly notify the Fund of any material change in such risks, in accordance with Section (a)(1)(i)(B) of Rule 17f-7 and the Funds shall, as soon as reasonably practicable and via Proper Instructions to the Custodian, withdraw the Fund’s assets from a Foreign Securities Depository if the custody arrangements with such Foreign Securities Depository no longer meets the requirements of Rule 17f-7. Notwithstanding anything to the contrary in Section 8 of this Agreement, for the avoidance of doubt the Custodian shall have no obligation to withdraw assets from a Foreign Securities Depository other than upon receipt of such Proper Instructions from the Funds. Schedule B shall be updated from time to time by the Custodian’s provision to the Fund of an updated Schedule B at the end of the calendar quarter in which an amendment to such schedule has occurred.

4.6 Holding Foreign Securities.

(a) The Custodian shall identify on its books as belonging to the Portfolios the Foreign Securities held by each Foreign Sub-Custodian or Foreign Securities Depository. The Custodian may hold Foreign Securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to Foreign Securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

(b) Foreign securities shall be maintained in a Foreign Securities Depository in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.7 Transactions in Foreign Custody Account.

(a) The Custodian or a Foreign Sub-Custodian shall release and deliver Foreign Securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities Depository account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon the sale of such Foreign Securities for the Portfolio in accordance with market practice for institutional customers in the country where such Foreign Securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment, provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a sale effected through a Foreign Securities Depository, in accordance with the rules governing the operation of the Foreign Securities Depository;

(ii) In connection with any repurchase agreement related to Foreign Securities;

(iii) To the depository agent in connection with tender or other similar offers for Foreign Securities of the Portfolios;

(iv) To the issuer thereof or its agent when such Foreign Securities are called, redeemed, retired or otherwise become payable;

(v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom;

(vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) In the case of warrants, rights or similar Foreign Securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio, but only against receipt of amounts borrowed;

(x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi) Subject to Section 4.7(a)(i) hereof, upon the sale or other delivery of such Foreign Securities (including, without limitation, to one or more Repo Custodians or other sub-custodians authorized pursuant to Section 2.6(b)) in advance of payment therefor, provided that applicable Proper Instructions shall set forth (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery shall be made;

(xii) In connection with the lending of Foreign Securities;

(xiii) Upon receipt of instructions from the Fund’s Transfer Agent for delivery to such Transfer Agent or to the holders of Shares in connection with distributions or redemptions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to a Portfolio (or, with respect to closed-end investment company, as may otherwise be described in writing by the applicable Fund), in satisfaction of requests by holders of Shares for repurchase or redemption; and

(xiv) For any other purpose, but only upon receipt of Special Instructions specifying (A) the Foreign Securities to be delivered and (B) the person(s) to whom delivery of such securities shall be made.

(b) Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities Depository to pay out, monies of a Portfolio in the following cases only:

(i) Upon the purchase of Foreign Securities for the Portfolio in accordance with market practices for institutional customers in the country where such Foreign Securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such Foreign Securities provided the Custodian has advised the Fund or its duly appointed investment adviser of such practice in accordance with Section 4.7A(b) below; or (B) in the case of a purchase effected through a Foreign Securities Depository, in accordance with the rules governing the operation of such Foreign Securities Depository;

(ii) In connection with the conversion, exchange or surrender of Foreign Securities of the Portfolio as set forth in Section 4.7(a)(vii) hereof;

(iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi) Subject to Section 4.7(a)(i) hereof, upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), in advance of delivery of the purchased securities, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person(s) to whom payment shall be made;

(vii) For payment of part or all of the dividends received in respect of securities sold short;

(viii) In connection with the borrowing or lending of Foreign Securities; and

(ix) For any other purpose, but only upon receipt of Special Instructions specifying (A) the amount of such payment and (B) the person(s) to whom such payment is to be made.

4.7A. Market Conditions.

(a) Except as more particularly set forth in Sections 4.7(a)(i) and 4.7(b)(i), settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs.

(b) The Custodian shall provide to each Board or its duly authorized designee the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to a Foreign Sub-Custodian, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board or its duly authorized designee being provided with substantively less information than had been previously provided hereunder.

4.8 Registration of Foreign Securities. The Foreign Securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.9 Bank Accounts. With respect to transactions under this Section 4, the Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian in accordance with the provisions of this agreement and Rule 17f-5. The Custodian shall take reasonable steps to ensure that, to the extent reasonably possible, such funds are covered by any deposit insurance provided by the local government or other similar protections. All accounts referred to in this Section 4.9 shall be, subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the Commonwealth of Massachusetts.

4.10 Collection of income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall as soon as reasonably practicable notify the Fund in such manner as the Fund and the Custodian may agree in writing if any amount payable to the Fund or other asset of the Fund is not received by the Custodian when due.

4.11 Shareholder Voting Rights. With respect to the Foreign Securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

4.12 Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the Foreign Securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer and shall promptly forward to the Foreign Sub-Custodian or the issuer, as applicable, any instructions, forms or other documents as the Custodian shall receive from the Fund in connection therewith. All primary written communications to the Funds with respect to Foreign

Securities shall be in English. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian prior to the deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action. If the Fund provides the Custodian with such notification after such deadline, the Custodian shall use commercially reasonable efforts to take such action (or to cause the Foreign Sub-Custodian to take such action). The Custodian shall inform the Fund or its duly appointed investment adviser a reasonable time in advance, to the extent possible, of pertinent deadlines in each case.

4.13 Liability in Respect of Foreign Assets.

(a) Each agreement pursuant to which the Custodian employs a Foreign Sub Custodian shall meet the requirements set forth in Rule 17f-5. If, at any time, a Portfolio suffers or incurs any loss, damage, cost, expense, liability or claim as a result of any action or omission on the part of a Foreign Sub-Custodian, then, to the extent that the Custodian has a claim in connection therewith against such Foreign Sub-Custodian under the Custodian’s agreement with the Foreign Sub-Custodian or under applicable law, the Custodian shall use commercially reasonable efforts to pursue such claim on behalf of the applicable Portfolio and shall promptly remit to the account of such Portfolio the amount of any recovery by the Custodian in connection therewith. Notwithstanding the immediately foregoing sentence, at a Fund’s election, the applicable Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim. Such subrogation shall not relieve the Custodian to any extent from its liability or obligations to a Fund or Portfolio hereunder.

(b) Subject to Sections 8(a), 8(b) and 8(c) of this Agreement, the Custodian shall be responsible for the acts and omissions of any Foreign Sub-Custodian as if performed by the Custodian hereunder, taking into account established market practices and local laws prevailing in the jurisdiction in which the acts and omissions of the Foreign Sub-Custodian occur.

(c) Subject to and to the extent of receipt by the Custodian of relevant and necessary information with respect to the Funds and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (i) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (ii) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (iii) provide to the Funds such information actually received by the Custodian that could, in the Custodian’s reasonable belief and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund’s tax advisor or tax counsel. Other than the servicing responsibilities identified herein, the Custodian shall have no responsibility or liability for any tax payment obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify, or cause to be notified, the Custodian of the obligations imposed by such countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information. Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations. Each of the Funds agrees that the Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio’s transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.

5. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

(a) The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

(b) From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

6. COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to compensation for its services and expenses as may be agreed to from time to time in writing by the Funds and the Custodian.

7. ADDITIONAL SERVICES. The Funds engage the Custodian to provide, and the Custodian agrees to provide those additional services (if any) set forth in Exhibit C annexed hereto.

8. STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

(a) In performing its responsibilities under this Agreement (including without limitation in regard to its capacity as Foreign Custody Manager), the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise and shall not be liable for any damages arising out of the Custodian’s performance of or failure to perform its duties under this Agreement except to the extent that such damages are reasonably foreseeable and arise directly out of the Custodian’s willful misfeasance, bad faith, negligence or otherwise from a breach of this Agreement.

(b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) the Custodian shall not be liable so long as and to the extent that it is in the exercise of reasonable care, for any defect in the title, validity or genuineness of any property or in the evidence of title thereto received by it or delivered by it pursuant to this Agreement, (ii) the Custodian shall not be liable for any losses suffered by any of the Funds due to items within Country Risk or factors beyond the Custodian’s reasonable control (including acts of civil or military authority, national emergencies, general work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riots, terrorism, nationalization or expropriation, currency restrictions, or failure of the mails, transportation, communication or power supply), provided that the Custodian has acted in accordance with the provisions of Section 2.11 above; and provided further that, for the avoidance of doubt, a Fund’s failure to perform its obligations under this Agreement shall be excused to the extent that such failure to perform is caused by or results from the Custodian’s aforementioned failure to perform. Further, the Custodian shall not be liable for the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction delivered in accordance with Section 2.3(b) hereof.

(c) The Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Domestic Sub-Custodian or Foreign Sub-Custodian that is not a wholly-owned subsidiary of the Custodian; provided, however, that the foregoing exculpation of the Custodian with respect to the insolvency of a particular Foreign Sub-Custodian shall not be applicable if the Custodian fails to comply with its obligations under this Agreement or as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to such Foreign Sub-Custodian. For the avoidance of doubt, if the Custodian has met its standard of care hereunder and has fulfilled its obligations as a Foreign Custody Manager pursuant to Rule 17f-5 with respect to a Foreign Sub-Custodian, then the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of such Foreign Sub-Custodian.

(d) The Custodian shall be without liability for any loss, damage or expense cause by or resulting from the insolvency of any U.S. Clearing System or Foreign Securities Depository; provided, however, that the foregoing exculpation of the Custodian with respect to the insolvency of any Foreign Securities Depository shall not be applicable if the Custodian fails to comply with its obligations under this Agreement or under Rule 17f-7 with respect to such Foreign Securities Depository. For the avoidance of doubt, if the Custodian has met its standard of care hereunder and has fulfilled its obligations under Rule 17f-7 with respect to a Foreign Securities Depository, then the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of such Foreign Securities Depository.

(e) The Custodian shall be entitled to receive at its own expense and act upon advice of counsel on all matters, and shall not be liable for any action reasonably taken or omitted in good faith and without negligence pursuant to the advice of counsel for the applicable Fund or (at the expense of the Custodian) such other counsel.

(f) The applicable Fund shall indemnify and hold harmless the Custodian and its affiliates from all taxes, charges, assessments, claims and liabilities (including, without limitation, liabilities arising under the Federal Securities Laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including without limitation reasonable attorneys’ fees and reasonable disbursements (including, without limitation, those incurred in asserting any claim by the Custodian against the Fund arising from the obligations of the Fund hereunder), arising from any action or omission to act which the Custodian or its affiliate takes in accordance with the terms of this Agreement; provided that the Custodian and its affiliates shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of the Custodian’s or any of its affiliates’ own willful misfeasance, bad faith, negligence or breach of this Agreement. Notwithstanding the foregoing, in no event shall a Fund incur liability to the Custodian or its affiliates if the Fund is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of factors beyond the Fund’s reasonable control (including acts of civil or military authority, national emergencies, general work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riots, terrorism, nationalization or expropriation, currency restrictions, or failure of the mails, transportation, communication or power supply); provided, however, that for the avoidance of doubt, the Custodian’s failure to perform its obligations under this Agreement shall be excused to the extent that such failure to perform is caused by or results from the Fund’s aforementioned failure to perform.

(g) The Custodian shall indemnify and hold harmless the Funds from all taxes, charges, assessments, claims and liabilities arising directly from the Custodian’s failure to meet its obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Federal Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including without limitation reasonable attorneys’ fees and reasonable disbursements (including, without limitation, those incurred in asserting any claim by any Fund against the Custodian arising from the obligations of the Custodian hereunder), to the extent that such damages are reasonably foreseeable and arise directly out of the Custodian’s or any of its affiliates’ own willful misfeasance, bad faith, negligence or breach of this Agreement, provided that the Funds shall not be indemnified against any liability (or any expenses incident to such liability) to the extent arising out of any Fund’s own willful misfeasance, bad faith, negligence or breach of this Agreement.

(h) Upon the occurrence of any event relating to the services provided under this Agreement that causes or may cause any loss, damage or expense to one or more Funds or Portfolios, the Custodian (i) shall reasonably promptly notify each such Fund or Portfolio of the occurrence of such event and (ii) shall use (and shall use its reasonable best efforts to cause any applicable agent or domestic or foreign sub-custodian to use) commercially reasonable efforts and take reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to each such Fund or Portfolio.

(i) The Custodian will maintain, at all times during the term of this Agreement, errors and omissions insurance, fidelity bonds and such other insurance as may be appropriate, in each case in a commercially reasonable amount sufficient to cover its potential liabilities under this Agreement. The Custodian agrees to provide the Funds with summaries of its applicable insurance coverage, and agrees to provide updated summaries monthly or as requested by the Funds.

(j) In order that the indemnification provisions contained in this Section 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party’s prior written consent.

9. DURATION AND TERMINATION.

(a) Term. This Agreement shall be effective on the date first written above and shall continue in full force and effect through and including December 31, 2016 (the “Term”).

(b) Termination for Cause. Notwithstanding the preceding clause (a) of this Section 9, the Funds may terminate the services of the Custodian under this Agreement (A) by providing thirty (30) days written notice in the event that the Custodian (i) shall fail in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein, the Funds shall have given written notice thereof, and such material failure shall not have been remedied to the reasonable satisfaction of the Funds within thirty (30) days after such written notice is received, or (ii) shall have ceased to be qualified as a custodian under the 1940 Act, shall be indicted for a crime, shall commence any bankruptcy or insolvency proceeding or have such a proceeding initiated against it which shall not be dismissed within 60 days, or shall suffer any other material adverse change in its condition, operations or professional reputation that is determined by the Funds in their reasonable discretion to threaten the continuing performance of services hereunder or the reputation of the Funds, or (B) immediately in the event of an appointment of a conservator or receiver for the Custodian or any parent of the Custodian by a regulatory agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this clause (b) with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due through the effective date of such termination (the “Termination Date”) and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date.

(c) Cross-Termination for Cause. In addition, notwithstanding the preceding clause (a) of this Section 9, this Agreement may be terminated by the Custodian or by one or more Funds (with respect to the affected Funds or Portfolios) with no less than one hundred twenty (120) days’ notice in the case of termination of this Agreement by the Custodian, or thirty (30) days’ notice in the case of termination of this Agreement by a Fund, to the affected Funds or Custodian, as applicable, in the event of the termination by one of more of the Funds (as applicable) or State Street Bank and Trust Company of the fund accounting services agreement dated of even date herewith by and between the Fund(s) and State Street Bank and Trust Company, as fund accounting agent (the “Fund Accounting Services Agreement”), for cause pursuant to Section 8(b) thereof with respect to such Funds or Portfolios. Such termination notice must be provided by the terminating party no later than ninety (90) days after termination the relevant portion of the Fund Accounting Services Agreement in order to be effective under this clause (c). Upon termination of this Agreement pursuant to this clause (c) with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due through the Termination Date and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date.

(d) Deemed Cross-Termination for other than Cause. In addition, notwithstanding the preceding clause (a) of this Section 9, this Agreement may be terminated by the Custodian or by one or more Funds (with respect to the affected Funds or Portfolios) with no less than one hundred twenty (120) days’ notice in the case of termination of this Agreement by the Custodian, or thirty (30) days’ notice in the case of termination of this Agreement by a Fund, to the affected Funds or Custodian, as applicable, in the event of the termination by other party or parties of the Fund Accounting Services Agreement with respect to such party or parties other than for cause pursuant to Section 8(b) of such Fund Accounting Services Agreement. Such termination notice must be provided by each terminating party no later than ninety (90) days after termination the relevant portion of the Fund Accounting Services Agreement in order to be effective under this clause (d). Upon termination of this Agreement pursuant to this clause (d) by any Fund or Portfolio as a result of State Street Bank and Trust Company’s termination of the Fund Accounting Services Agreement other than for cause, the applicable Fund shall pay the Custodian its compensation due through the Termination Date and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date.

(e) Change of Control of Custodian. The Custodian shall notify the Funds promptly following the execution of any agreement that would result in, or would be expected to result in, a change of control of the Custodian or any parent of the Custodian. Notwithstanding clause (a) of this Section 9, this Agreement may be terminated by one or more Funds upon at least sixty (60) days written notice following notice of execution of any such agreement.

(f) Termination for Non-Ordinary Course Transaction. Notwithstanding the preceding clause (a) of this Section 9, this Agreement may be terminated by a Fund, with respect to any Fund or Portfolio, upon written notice to the Custodian, in the event that the applicable

Board approves (i) the liquidation or dissolution of the Fund or Portfolio, (ii) the merger of the Fund or Portfolio into, or the consolidation of the Fund or Portfolio with, another entity, or (iii) the sale by the Fund or Portfolio of all, or substantially all, of its assets to another entity. Upon termination of this Agreement pursuant to this clause (f), the applicable Fund shall pay the Custodian its compensation due through the Termination Date and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date.

(g) Any Fund may terminate this Agreement with respect to such Fund or its Portfolio(s) for any reason other than as set forth in clauses (b), (c) (d), (e) or (f) of this Section 9 provided that (i) the applicable Fund shall be required to provide the Custodian at least six (6) months’ notice of the Termination Date; (ii) on the Termination Date, the applicable Fund shall pay the Custodian its compensation due through the Termination Date and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date; provided, however, that if the applicable Fund provides less than six (6) months’ notice of the Termination Date, then on the Termination Date the Fund shall pay the Custodian its compensation due through the date occurring six (6) months after the date of delivery of such lesser notice (based upon the average compensation previously earned by Custodian with respect to such Fund or Portfolio for the three (3) calendar months most recently preceding the delivery date of such notice) and shall reimburse the Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date; and (iii) notwithstanding the foregoing, if the end of the Term (as defined in clause (a) of this Section 9) is to occur less than six (6) months from the date of notice of termination, the applicable Fund shall provide such lesser notice as may be reasonably practicable, and on the Termination Date the applicable Fund shall pay the Custodian its compensation due through the Termination Date and shall reimburse Custodian for its reasonable costs, expenses and disbursements incurred through the Termination Date. Upon receipt of such payment and reimbursement as is due to the Custodian pursuant to this Section 9(g), the Custodian will deliver such Fund’s or Portfolio’s securities and cash as set forth herein below.

(h) Termination of this Agreement with respect to the coverage of any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

(i) If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent. The Custodian shall also provide to the successor custodian a Fund’s records (as described in Section 2.8 of this Agreement) as reasonably requested by the Fund. The Custodian also agrees to reasonably cooperate with the successor custodian and the Fund in the execution of such documents and the performance of such other necessary actions as may reasonably be requested by the successor custodian or the Fund in order to substitute the successor custodian for the Custodian, provided, however, that any special or unduly burdensome arrangements, and any expenses associated therewith, shall be subject to discussion by the parties. If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, transfer such securities, funds and other properties in accordance with such instructions. In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $250,000,000 and which satisfies any other then applicable criteria for service as a custodian for registered management companies under the 1940 Act, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. All reasonable out-of-pocket expenses associated with the transfer of custody hereunder upon termination hereof shall be borne by the respective Funds (except as may be specifically agreed in writing by the parties in relation to special arrangements.

(j) In the event that securities, funds and other properties remain in the possession of the Custodian after the Termination Date hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

(k) Notwithstanding any provision of this Section 9 to the contrary, in the event that this Agreement is terminated in its entirety, the parties agree to continue operating under the terms of this Agreement as if this Agreement remained in full force and effect for one year or for such shorter period of time as the parties mutually agree is necessary for the Custodian to deliver the books and records and any other properties of the Funds held hereunder by the Custodian to a successor custodian in an orderly manner.

(l) Any termination of services under this Agreement shall not affect the rights and obligations of the parties under Sections 4.13(c), 8 and 10 hereof.

10. CONFIDENTIALITY.

(a) The Custodian agrees to keep confidential, and to cause its employees and agents to keep confidential, all records of the Funds and information relating to the Funds, including without limitation information as to their respective shareholders and their respective portfolio holdings, unless the release of such records or information is made in connection with the services provided under this Agreement, at the written direction of the applicable Fund or otherwise consented to, in writing, by the respective Funds. The Fund agrees that such consent shall not be unreasonably withheld where the Custodian may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information derived in connection with the services provided under this Agreement. Notwithstanding the foregoing, the Custodian may aggregate Fund or Portfolio data with similar data of other customers of the Custodian (“Aggregated Data”) and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents such a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication.

(b) Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “GLB Act”), disclosed or otherwise made accessible by a party hereunder is for the specific purpose of permitting the other party to perform its duties as set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the GLB Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the GLB Act.

(c) Without limiting the generality of the preceding clause (a), the Custodian acknowledges and agrees that the Funds are prohibited by law from making selective public disclosure of information regarding portfolio holdings, that disclosure of any and all such information to the Custodian hereunder is made strictly under the conditions of confidentiality set forth in this Section 10 and solely for the purposes of the performance of custodial services hereunder, that any misuse of such information (including without limitation any disclosure to others by the Custodian or any of its employees or agents, or any trading on the basis of such information by anyone in receipt of such information) may constitute a criminal offense of trading on or tipping of material inside information regarding publicly traded securities, that access to any and all such information regarding portfolio holdings of the Funds shall be restricted to those persons needing such information in the course of the performance of duties hereunder, and that the Custodian shall apprise all such persons having access of the obligation hereunder and under applicable law to prevent unauthorized disclosure of such confidential information.

(d) The Custodian acknowledges and agrees that any breach or threatened breach of this Section 10 would cause not only financial damage, but irreparable harm to the Funds; for which money damages will not provide an adequate remedy. Accordingly, in the event of a breach or threatened breach of this Section 10, the Funds shall (in addition to all other rights and remedies they may have pursuant to this Agreement, including without limitation Section 8(g), and at law and in equity) be entitled to an injunction, without the necessity of posting any bond or surety, to restrain disclosure or misuse, in whole or in part, of any confidential information.

(e) The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard confidential records and information of the Funds, including the personal information of the Funds’ shareholders, employees, directors and/or officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

11. NOTICES.

All notices and other communications, excluding Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed, if to the Custodian, to:

Neal J. Chansky, Senior Vice President

State Street Bank and Trust Company

U.S. Investor Services Division, LCC/2S

Lafayette Corporate Center

2 Avenue de Lafayette

Boston, Massachusetts 02111-1724

Tel: (617) 662-1376

Fax: (617) 662-2204

with a copy to:

Mary Moran Zeven, Senior Vice President and Senior Managing Counsel

State Street Bank and Trust Company

Legal Division, LCC/2S

Lafayette Corporate Center

2 Avenue de Lafayette

Boston, Massachusetts 02111-1724

Tel: (617) 662-1783

Fax: (617) 662-2702

if to any of the Funds, to:

Legg Mason & Co., LLC

Attn: General Counsel

100 First Stamford Pl., 6th FL

Stamford, CT 06902

32

or at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

12. FUNDS AS PARTIES; LIMITATION ON FUND LIABILITIES.

(a) The Custodian acknowledges and agrees that the obligations assumed by each of the Funds hereunder shall be limited in all cases to the assets of the Fund and that the Custodian may not seek satisfaction of any such obligation from the officers, agents, employees, trustees, directors or shareholders of the Fund or of any Portfolio of the Fund, and to the extent such trustees or officers are regarded as entering into this Agreement, they do so only as trustees or officers and not individually and that the obligations of this Agreement are not binding upon any such trustee, officer, employee or shareholder individually, but are binding only upon the assets and property of said Fund (or Portfolio thereof). The Custodian hereby agrees that such trustees, officers, employees or shareholders shall not be personally liable under this Agreement and that the Custodian shall look solely to the property of the Fund (or Portfolio thereof) for the performance of the Agreement or payment of any claim under the Agreement.

(b) This Agreement is an agreement entered into between the Custodian and each of the Funds with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Custodian shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates with the same effect as if the Custodian had separately contracted with the Fund by separate written instrument with respect to each Portfolio.

(c) Additional management investment companies (each a “New Fund”) may from time to time become parties as Funds to this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by any such New Fund on behalf of each of its series or portfolios, (ii) an amendment and restatement of Exhibit A setting forth the appropriate information as to such New Fund and its series or portfolios, and (iii) copies of the New Fund’s Governing Documents and (B) the Custodian’s receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, may agree in writing to the addition of such New Fund and its series or portfolios, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian’s ability to provide services hereunder to the New Fund is otherwise restricted by regulatory requirements or its internal risk profiles or policies, which may include consideration of material changes to the risks contemplated by the provision of the services under this Agreement to a New Fund or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

(d) Additional portfolios or series of existing management investment companies that are already party to this Agreement (each a “New Portfolio”) may from time to time be added to this list of series or portfolios serviced under this Agreement by (A) delivery to the Custodian of (i) an instrument of adherence agreeing to become bound by and party to this Agreement executed by the existing party Fund on behalf its New Portfolio, (ii) an amendment and restatement of Exhibit A setting forth the appropriate information as to such New Portfolio, and (iii) copies of the New Portfolio’s Governing Documents, if applicable, and (B) the Custodian’s receipt of the foregoing documents, whereupon the Custodian, subject to satisfactory completion of its customary due diligence, may agree in writing to the addition of such New Portfolio, which agreement shall not be unreasonably withheld, it being understood that the Custodian shall not be deemed to be unreasonable in the event that (i) the Custodian’s ability to provide services hereunder to the New Portfolio is otherwise restricted by regulatory requirements or its internal risk profiles or policies, which may include consideration of material changes to the risks contemplated by the provision of services under this Agreement to a New Portfolio or (ii) the Custodian does not generally offer custodial services to institutional clients regarding the particular type of fund or assets.

13. MISCELLANEOUS.

(a) This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party, nor may the duties of either party be delegated, without the prior written consent of the other party, except that the Custodian may assign or delegate certain of its noncustodial obligations hereunder to an affiliate or subsidiary of the Custodian without the Funds’ prior written consent, provided that the Custodian shall remain responsible for the actions and omissions of such affiliate or subsidiary as if such actions or omissions were taken by the Custodian.

(c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and all schedules, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(d) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(e) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

(f) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g) This Agreement shall be deemed to be a contract made in the Commonwealth of Massachusetts and governed by the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

(h) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(i) Regulation GG. Each Fund hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). For the avoidance of doubt, the term “engage” shall not be deemed to include a passive investment made in the ordinary course of business. Each Fund hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

(j) Shareholder Communications Election. Rule 14b-2 under the 1934 Act requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

EACH MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

EACH MANAGEMENT INVESTMENT COMPANY IDENTIFIED ON EXHIBIT A HERETO

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name: Michael F. Rogers
Title: Executive Vice President

List of Exhibits/Schedules

Exhibit A:	List of Funds and Portfolios

Exhibit B:	Reserved

Exhibit C:	Additional Services

Schedule A:	Foreign Sub-Custodians

Schedule B:	Foreign Securities Depositories

Schedule C:	Information Provided regarding Foreign Custody and Settlement Practices

Exhibit A

Legg Mason Partners Equity Trust

Legg Mason Batterymarch Global Equity Fund

Legg Mason Batterymarch S&P 500 Index Fund

Legg Mason Batterymarch U.S. Large Cap Equity Fund

Legg Mason Capital Management All Cap Fund

Legg Mason ClearBridge Aggressive Growth Fund

Legg Mason ClearBridge Appreciation Fund

Legg Mason ClearBridge Equity Fund

Legg Mason ClearBridge Equity Income Builder Fund

Legg Mason ClearBridge Fundamental All Cap Value Fund

Legg Mason ClearBridge Large Cap Growth Fund

Legg Mason ClearBridge Large Cap Value Fund

Legg Mason ClearBridge Mid Cap Core Fund

Legg Mason ClearBridge Mid Cap Growth Fund

Legg Mason ClearBridge Small Cap Growth Fund

Legg Mason ClearBridge Small Cap Value Fund

Legg Mason ClearBridge Tactical Diversified Income Fund (fka Legg Mason ClearBridge Diversified Large Cap Growth Fund)

Legg Mason Dynamic Multi-Strategy Fund

Legg Mason Esemplia Emerging Markets Long-Short Fund

Legg Mason Global Currents International All Cap Opportunity Fund

Legg Mason Global Currents International Small Cap Opportunity Fund

Legg Mason Investment Counsel Financial Services Fund

Legg Mason Investment Counsel Social Awareness Fund

Legg Mason Lifestyle Allocation 85%

Legg Mason Lifestyle Allocation 70%

Legg Mason Lifestyle Allocation 50%

Legg Mason Lifestyle Allocation 30%

Legg Mason Permal Tactical Allocation Fund

Legg Mason Target Retirement 2015

Legg Mason Target Retirement 2020

Legg Mason Target Retirement 2025

Legg Mason Target Retirement 2030

Legg Mason Target Retirement 2035

Legg Mason Target Retirement 2040

Legg Mason Target Retirement 2045

Legg Mason Target Retirement 2050

Legg Mason Target Retirement Fund

Legg Mason Partners Income Trust

Western Asset Adjustable Rate Income Fund

Western Asset California Municipals Fund

Western Asset Corporate Bond Fund

Western Asset Global High Yield Bond Fund

Western Asset Global Strategic Income Fund

Western Asset High Income Fund

Western Asset Intermediate Maturity California Municipals Fund

Western Asset Intermediate Maturity New York Municipals Fund

Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund

Western Asset Mortgage Backed Securities Fund

Western Asset Municipal High Income Fund

Western Asset New Jersey Municipals Fund

Western Asset New York Municipals Fund

Western Asset Oregon Municipals Fund

Western Asset Pennsylvania Municipals Fund

Western Asset Short Duration Municipal Income Fund

Western Asset Short-Term Bond Fund

Western Asset Emerging Markets Debt Fund

Legg Mason Partners Variable Equity Trust

Legg Mason ClearBridge Variable Aggressive Growth Portfolio

Legg Mason ClearBridge Variable Appreciation Portfolio

Legg Mason ClearBridge Variable Equity Income Builder Portfolio

Legg Mason ClearBridge Variable Fundamental All Cap Value Portfolio

Legg Mason ClearBridge Variable Large Cap Growth Portfolio

Legg Mason ClearBridge Variable Large Cap Value Portfolio

Legg Mason ClearBridge Variable Mid Cap Core Portfolio

Legg Mason ClearBridge Variable Small Cap Growth Portfolio

Legg Mason Dynamic Multi-Strategy VIT Portfolio

Legg Mason Investment Counsel Variable Social Awareness Portfolio

Legg Mason Variable Lifestyle Allocation 50%

Legg Mason Variable Lifestyle Allocation 70%

Legg Mason Variable Lifestyle Allocation 85%

Legg Mason Partners Variable Income Trust

Legg Mason Western Asset Variable Global High Yield Bond Portfolio

Legg Mason Western Asset Variable High Income Portfolio Legg Mason Western Asset Variable Strategic Bond Portfolio

Legg Mason Partners Money Market Trust

Western Asset California Tax Free Money Market Fund (f/k/a Western Asset California Tax Free Reserves)

Western Asset Connecticut Municipal Money Market Fund (f/k/a Western Asset Connecticut Tax Free Reserves)

Western Asset Government Reserves

Western Asset Liquid Reserves

Western Asset New York Tax Free Money Market Fund

Western Asset Tax Free Reserves

Western Asset U.S. Treasury Reserves

Legg Mason Partners Institutional Trust

Western Asset Institutional AMT Free Municipal Money Market Fund

Western Asset Institutional Cash Reserves

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional Tax Free Reserves

Western Asset Institutional U.S. Treasury Reserves

Western Asset SMASh Series C Fund

Western Asset SMASh Series EC Fund

Western Asset SMASh Series M Fund

Legg Mason Partners Premium Money Market Trust

Western Asset Premium Liquid Reserves

Western Asset Premium U.S. Treasury Reserves

Western Asset Premium Tax Free Reserves

Master Portfolio Trust

Government Portfolio

Liquid Reserves Portfolio Prime Cash Reserves Portfolio Tax Free Reserves Portfolio U.S. Treasury Reserves Portfolio

ClearBridge Energy MLP Fund Inc.

ClearBridge Energy MLP Opportunity Fund Inc.

ClearBridge Energy MLP Total Return Fund Inc.

Legg Mason BW Global Income Opportunities Fund Inc.

LMP Capital & Income Fund Inc.

LMP Corporate Loan Fund Inc.

LMP Real Estate Income Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Emerging Markets Income Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset Global Partners Income Fund Inc.

Western Asset High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Inflation Management Fund Inc.

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Managed High Income Fund Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Mortgage Defined Opportunity Fund Inc.

Western Asset Municipal Defined Opportunity Trust Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Worldwide Income Fund Inc.

Legg Mason Global Asset Management Trust

Legg Mason Batterymarch Emerging Markets Trust

Legg Mason Batterymarch International Equity Trust

Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio

Legg Mason BW Absolute Return Opportunities Fund

Legg Mason BW Diversified Large Cap Value Fund

Legg Mason BW Global Opportunities Bond Fund

Legg Mason BW International Opportunities Bond Fund

Legg Mason Capital Management Disciplined Equity Research Fund

Legg Mason Capital Management Growth Trust

Legg Mason Capital Management Special Investment Trust

Legg Mason Capital Management Value Trust

Legg Mason Strategic Real Return Fund

Legg Mason Investment Trust

Legg Mason Capital Management Opportunity Trust

•Legg Mason Tax-Free Income Fund

Legg Mason Investment Counsel Maryland Tax-Free Income Trust

Western Asset Funds, Inc.

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset Global Government Bond Fund Western Asset Global Multi-Sector Fund

Western Asset High Yield Fund

Western Asset Inflation Indexed Plus Bond Fund Western Asset Intermediate Bond Fund

Western Asset Global Government Bond Fund Western Asset Total Return Unconstrained Fund

Western Asset Income Fund

Western Asset/Claymore U.S. Inflation Protected Securities Fund

Western Asset/Claymore U.S. Inflation Protected Securities Fund 2

Western Asset Premier Bond Fund

Real Return Fund, Ltd.

Tactical Allocation Fund, Ltd.

Exhibit B

Reserved

B-1

Exhibit C

None.

C-1

State Street Global Custody Network	State Street August 3, 2012

SUBCUSTODIANS – SCHEDULE A

MARKET	SUBCUSTODIAN

Argentina	Citibank, N.A.

Australia	Citigroup Pty. Limited The Hongkong and Shanghai Banking Corporation Limited

Austria	UniCredit Bank Austria AG

Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	HSBC Bank Bermuda Limited

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.

Botswana	Standard Chartered Bank Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V. UniCredit Bulbank AD

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Chile	Banco Itaú Chile

People’s Republic of China	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited) China Construction Bank Corporation (for A-share market only)

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d. Zagrebacka Banka d.d.

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	STATE STREET

MARKET	SUBCUSTODIAN

Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)

Czech Republic	Československá obchodní banka, a.s. UniCredit Bank Czech Republic a.s.

Denmark	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS SEB Pank

Finland	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)

France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)

Republic of Georgia	JSC Bank of Georgia

Germany	Deutsche Bank AG

Ghana	Standard Chartered Bank Ghana Limited

Greece	BNP Paribas Securities Services, S.C.A.

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	UniCredit Bank Hungary Zrt.

Iceland	Landsbankinn hf.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	State Street Bank and Trust Company, United Kingdom branch

Israel	Bank Hapoalim B.M.

Italy	Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Japan	Mizuho Corporate Bank Limited The Hongkong and Shanghai Banking Corporation Limited

2

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	STATE STREET

MARKET	SUBCUSTODIAN

Jordan	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	SB HSBC Bank Kazakhstan JSC (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Standard Chartered Bank Kenya Limited

Republic of Korea	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia	AS SEB banka

Lebanon	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	AB SEB bankas

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited (operating through its subsidiary HSBC Bank Malta Plc., Valletta)

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México, S.A.

Morocco	Citibank Maghreb

Namibia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank AG

New Zealand	The Hongkong and Shanghai Banking Corporation Limited

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic IBTC Bank Plc.

Norway	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)

3

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	STATE STREET

MARKET	SUBCUSTODIAN

Oman	HSBC Bank Oman S.A.O.C. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Peru	Citibank del Perú, S.A.

Philippines	Deutsche Bank AG

Poland	Bank Handlowy w Warszawie S.A.

Portugal

BNP Paribas Securities Services, S.C.A., Paris (operating through its Lisbon branch with support from its Paris branch)

Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO

Saudia Arabia	SABB Securities Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	UniCredit Bank Serbia JSC

Singapore	Citibank N.A. United Overseas Bank Limited

Slovak Republic	Československá obchodná banka, a.s. UniCredit Bank Slovakia a.s.

Slovenia	UniCredit Banka Slovenija d.d.

South Africa	FirstRand Bank Limited Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

4

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS	STATE STREET

MARKET	SUBCUSTODIAN

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Republic of Srpska	UniCredit Bank d.d.

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB (publ)

Switzerland	Credit Suisse AG UBS AG

Taiwan - R.O.C.	Deutsche Bank AG Standard Chartered Bank (Taiwan) Limited

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Standard Chartered Bank Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates – Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates – Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Arab Emirates – Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom branch

Uruguay	Banco Itaú Uruguay S.A.

Venezuela	Citibank, N.A.

Vietnam	HSBC Bank (Vietnam) Limited

Zambia	Standard Chartered Bank Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

5

LIMITED ACCESS

STATE STREET	STATE STREET
GLOBAL CUSTODY NETWORK	June 30, 2012

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

MARKET	DEPOSITORY

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, Depository and Registry System of the Bahrain Bourse

Bangladesh	Central Depository Bangladesh Limited

Belgium	Euroclear Belgium National Bank of Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.

Botswana	Central Securities Depository Company of Botswana Ltd.

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP) Companhia Brasileira de Liquidação e Custódia Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai Branch China Securities Depository and Clearing Corporation Limited, Shenzhen Branch

Colombia	Depósito Central de Valores Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Središnje klirinško depozitarno društvo d.d.

Cyprus	Central Depository and Central Registry

6

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK	STATE STREET
SUBCUSTODIANS

MARKET	DEPOSITORY

Czech Republic	Centrální depozitář cenných papírů, a.s. Czech National Bank

Denmark	VP Securities A/S

Egypt	Central Bank of Egypt Misr for Central Clearing, Depository and Registry S.A.E.

Estonia	AS Eesti Väärtpaberikeskus

Finland	Euroclear Finland

France	Euroclear France

Republic of Georgia	Georgian Central Securities Depository National Bank of Georgia

Germany	Clearstream Banking AG, Frankfurt

Ghana	Central Securities Depository (Ghana) Limited GSE Securities Depository Company Limited

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form Kentriko Apothetirio Aksion, a department of Hellenic Exchanges S.A. Holding

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapesti) Zrt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited National Securities Depository Limited Reserve Bank of India

Indonesia	Bank Indonesia PT Kustodian Sentral Efek Indonesia

Ireland	Euroclear UK & Ireland Limited * Euroclear Bank S.A./N.V.

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

7

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK	STATE STREET
SUBCUSTODIANS

MARKET	DEPOSITORY

Japan	Bank of Japan – Financial Network System Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Bank of Kenya Central Depository and Settlement Corporation Limited

Republic of Korea	Korea Securities Depository

Kuwait	Kuwait Clearing Company

Latvia	Latvian Central Depository

Lebanon	Banque du Liban Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius Central Depository and Settlement Co. Limited

Mexico	S.D. Indeval, S.A. de C.V.

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Bank of Nigeria Central Securities Clearing System Limited

Norway	Verdipapirsentralen

Oman	Muscat Clearing & Depository Company S.A.O.C.

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	Clearing, Depository and Settlement system, a department of the Palestine Securities Exchange

8

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK	STATE STREET
SUBCUSTODIANS

MARKET	DEPOSITORY

Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores

Philippines	Philippine Depository & Trust Corporation Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland	Rejestr Papierów Wartościowych Krajowy Depozyt Papierów Wartościowych, S.A.

Portugal	INTERBOLSA - Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Qatar Exchange

Romania	National Bank of Romania S.C. Depozitarul Central S.A.

Russia	National Settlement Depository Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar, Depository and Clearinghouse

Singapore	Monetary Authority of Singapore The Central Depository (Pte.) Limited

Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.

Slovenia	KDD - Centralna klirinško depotna družba d.d.

South Africa	Strate Limited

Spain	IBERCLEAR

Sri Lanka	Central Bank of Sri Lanka Central Depository System (Pvt) Limited

Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC

Sweden	Euroclear Sweden

Switzerland	SIX SIS AG

Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan) Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Règlement

9

LIMITED ACCESS

STATE STREET GLOBAL CUSTODY NETWORK	STATE STREET
SUBCUSTODIANS

MARKET	DEPOSITORY

Trinidad and Tobago	Central Bank of Trinidad and Tobago Trinidad and Tobago Central Depository Limited

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et le Dépôt des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey Central Registry Agency

Uganda	Bank of Uganda Securities Central Depository

Ukraine	All-Ukrainian Securities Depository National Bank of Ukraine

United Arab Emirates - Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange

United Arab Emirates - Dubai Financial Market	Clearing and Depository System, a department of the Dubai Financial Market

United Arab Emirates - Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited

United Kingdom	Euroclear UK & Ireland Limited *

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear Bank S.A./N.V. Clearstream Banking, S.A.

**	Euroclear UK & Ireland Limited (EUI) serves as depository for GBP- and EUR-denominated money market instruments. Also, EUI utilizes its CREST system to facilitate settlement for eligible securities in the UK and Ireland, with securities ownership recorded at the relevant issuer’s registrar.

10

LIMITED ACCESS

STATE STREET	STATE STREET
GLOBAL CUSTODY NETWORK	June 30, 2012

SCHEDULE C Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s

Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)	Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)	With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

11

LIMITED ACCESS

STATE STREET	STATE STREET
GLOBAL CUSTODY NETWORK

Publication/Type of Information (scheduled frequency)	Brief Description

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (presently on a quarterly basis or as otherwise necessary)	Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

12

LIMITED ACCESS

FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

FUNDS TRANSFER ADDENDUM

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

FUNDS TRANSFER ADDENDUM

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

☐ SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

☐ Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

☐ Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

☐ Global Horizon Interchangesm Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

☐ Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

☐ Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

☐ Transfers Initiated by Facsimile

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

☐ Instruct

Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing. Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

☐ Secure Transport

Secure Transport is a file transfer application based upon the Secure File Transfer Protocol standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet. Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

☐ Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

☐ Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

☐ Transmission from Client PC to State Street Mainframe with Telephone Callback

☐ Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

☐ Transmission from DST Systems to State Street Mainframe with Encryption

☐ Magnetic Tape Delivered to State Street with Telephone Callback

☐ Email with Enforced Transport Layer Security Combined with Telephone Callback

Transport Layer Security is a communication method that allows clients to electronically deliver financial transaction instructions to State Street using an enforced (encrypted) connection. The communication method features use of enforced network connections which include industry-standard transport layer cryptography to effect point-to-point encryption. Please note that such point-to-point encryption is performed at the domain level and not at the individual user level or email gateway within the client’s organization. Telephone confirmation will be used to verify transaction instructions received via email with enforced TLS. This procedure requires clients to designate individuals as authorized initiators and authorized verifiers. State Street will contact the client’s designees to authenticate instructions received by this method.

☐ Email “Send Secure” Feature Available in Outlook with Telephone Callback

“Send Secure” is a communication method that allows clients to electronically deliver financial transaction instructions to State Street using an enforced (encrypted) connection by responding to a secure email received from State Street The communication method features use of enforced network connections which include industry-standard transport layer cryptography to effect point-to-point encryption at the desktop. Telephone confirmation will be used to verify transaction instructions received via email using the “send secure” feature. This procedure requires clients to designate individuals as authorized initiators and authorized verifiers. State Street will contact the client’s designees to authenticate instructions received by this method.

☐ State Street Cash Manager® Global Funds Transfer (GFT)

State Street’s proprietary web-based system that enables clients to originate and electronically transmit authenticated repetitive and non-repetitive Fed wires, CHIPS, internal book transfers, drawdowns, and international payments to State Street. Instructions received by State Street via Cash Manager® constitute funds transfer instructions originated by the Client and can either be in U.S. dollar or other currencies supported by the system. The State Street Cash Manager® GFT is a web-based system utilizing the Internet and employs the use of ID and password security, two factor token authentication and encryption to protect the integrity of transmissions to State Street.

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective                      for payment orders initiated by our organization.

Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

Name	Name

Address	Address

City/State/Zip Code	City/State/Zip Code

Telephone Number	Telephone Number

Facsimile Number	Facsimile Number

SWIFT Number

Telex Number

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund

Investment Adviser

Authorized Initiators

Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME	TITLE (Specify whether position is with Fund or Investment Adviser)	SPECIMEN SIGNATURE

Authorized Verifiers

Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (if any)